UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2007

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12291	54-1163725
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

4300 Wilson Boulevard, Suite 1100, Arlington, Virginia	22203
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (703) 522-1315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 5, 2007, The AES Corporation (the “Company”) announced that Mr. Andres Gluski has been appointed to the new position of Executive Vice President and Chief Operating Officer of the Company.  Mr. Gluski will report to AES President and Chief Executive Officer Paul Hanrahan.  The appointment was made on March 2, 2007.

Mr. Gluski, who is 49 years old, has been an Executive Vice President of the Company and the Regional President of Latin America since 2005.  Mr. Gluski was Senior Vice President for the Caribbean and Central America from 2003 to 2005, was Group Manager and CEO of Electricidad de Caracas (“EDC”) (Venezuela) from 2002 to 2003, served as CEO of Gener (Chile) in 2001 and was Executive Vice President of EDC and Corporacion EDC. Prior to joining the Company in 1997, Mr. Gluski was Executive Vice President of Corporate Banking for Banco de Venezuela and Executive Vice President of Finance of CANTV in Venezuela. Mr. Gluski is a Phi Beta Kappa graduate of Wake Forest University and earned a Master of Arts and a Doctorate in Economics from the University of Virginia.

Item 9.01               Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated March 5, 2007

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
(Registrant)

	By:	/s/ Brian A. Miller
Name: Brian A. Miller
Title: General Counsel

Date: March 5, 2007